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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-133898, 333-121705, 333-119808, and 333-112932 on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries and the effectiveness of Maui Land & Pineapple Company, Inc. and subsidiaries' internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for uncertainties in income taxes, pension and postretirement benefits, and share-based payments), appearing in this Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM